       MODIFICATION OF UNILATERAL PURCHASE OPTION CONTRACT
                      OF MINING CONCESSIONS
              COMPANIA MINERA ROYAL SILVER LIMITADA
                               FROM
SOCIEDAD DE EXPLORACIONES Y EXPLOTACIONES MINERAS OREGON LIMITADA

     APPEARING: In Santiago, a (blank space) have presented themselves JAIME ARIAS FARIAS, Chilean, married, geologist, residing in Antofagasta, Avenida Bernardo O'Higgins 1932, Office 41, and on a trip to here, National ID number five million, one hundred and eighty-one thousand, seventy-six dash seven, representing, as will be accredited, SOCIEDAD DE EXPLORACIONES Y EXPLOTACIONES MINERAS OREGON LIMITADA, both with residence for this purpose in Antofagasta, Avenida Bernardo O'Higgins 1932, Office 41, and on a trip here, in future called "Oregon: or the "Offering Party" and CESAR ANDRES LOPEZ ALARCON, Chilean, married, attorney, National ID number nine million, five hundred eighty thousand one hundred twenty-six dash four, representing as will be accredited, "ROYAL SILVER MINES INC." and this, in turn, representing MINERA ROYAL SILVER LIMITADA, a draft transfer company of its denomination, National Tax ID number seventy-seven million, three thousand, four hundred ten dash eight, both residing for these purposes at Calle Bombero Adolfo Ossa number 1010, Office 501, hereafter also called "Royal Silver" or the "Beneficiary", of legal age, who prove their identity with the documents already cited, do state: FIRST: Those appearing here, for the present instrument, have come to modify the seventh clause of the unilateral purchase option contract for mining concessions made before this Notary, under Repertory number three hundred sixty-four, dated thirty-one July nineteen hundred and ninety-seven, replacing it with the following: "SEVENTH: The price of the proposed purchase/sale is the quantity equivalent in pesos of the national currency to the average set in accordance with Number Six of Title 1 of Chapter 1 of the Compendium of International Exchange Norms by the Central Bank of Chile, for the day prior to making the payment and which is published in the Diario Oficial on the same day of payment, commonly called the "observed dollar", on the dates for payment, and in the manner and conditions set forth in the following: a) With the sum of twenty-five thousand dollars of the United States of America payable in cash on the thirty-first day of July of nineteen hundred and ninety-seven, by check number 31467 of ABN Amro Bank, Chile, for that amount and which the Offering Party declares receiving to its complete and total satisfaction; b) With the sum equivalent in pesos of the national currency of twenty-five thousand dollars of the United States of America, payable no later than the thirty-first of October, nineteen hundred and ninety-seven; c) The sum equivalent in pesos of the national currency of twenty-five thousand dollars of the United States of America payable no later than the thirty-first of January, nineteen hundred and ninety-eight; d) The sum equivalent in pesos of the national currency of twenty-five thousand dollars of the United States of America payable no later than the thirtieth of April, nineteen hundred and ninety-eight; e) The sum equivalent in pesos of the national currency of twenty-five thousand dollars of the United States of America payable no later than the thirty-first of July, nineteen hundred and ninety-eight;
f) The sum equivalent in pesos of the national currency of twenty-five thousand dollars of the United States of America payable no later than the thirty-first of October, nineteen hundred and ninety-eight; g) The sum equivalent in pesos of the national currency of twenty-five thousand dollars of the United States of America payable no later than the thirty-first of January, nineteen hundred and ninety-nine; h) The sum equivalent in pesos of the national currency of twenty-five thousand dollars of the United States of America payable no later than the thirtieth of April, nineteen hundred and ninety-nine; Additionally, as a surcharge, and once the conditions set forth in the following are met, "Royal Silver" or its cessionary is obliged by this action to pay "Oregon" the following sums of money: ONE: The sum equivalent in pesos of the national currency of five hundred thousand dollars of the United States of America payable no later than the thirty-first of July, of the year two thousand and two; TWO: The sum equivalent in pesos of the national currency of one million dollars of the United States of America payable no later than the thirtieth of July, of the year two thousand and three; THREE: The sum equivalent in pesos of the national currency of one million dollars of the United States of America payable no later than the thirty-first of July, of the year two thousand and four; FOUR: The sum equivalent in pesos of the national currency of one million five hundred thousand dollars of the United States of America payable no later than the thirtieth of July, of the year two thousand and five. This surcharge will be payable only in the event that, together, the following conditions are met: a) That all the rights over the mining concessions belonging to "Oregon" have been transferred to "Royal Silver" or to its cessionary; and, b)
That "Royal Silver" or its cessionary, at the moment the surcharge payments become payable, are in material and legal possession of all of the rights of "Oregon" over the respective concessions, free from all embargoes, obligations, or prohibitions. With all this, in the event that "Royal Silver" were to exercise its option and show its willingness to accept the offer within the pending time limit of twenty-one months stipulated in this clause for the payment of the price of two hundred thousand dollars of the United States of America already referred to, it will be a condition for the exercise of the option and its acceptance to go into effect, that "Royal Silver" make ahead of time all payments for the purchase/sale price which may be pending. The making of each of the payments for the price will be done be means of delivery to the Notary who authorizes this document, or his successor or replacement, of a promissory note made out to the Offering Party, in pesos of the national currency for the amount of the stipulated payment, calculated in the way described in this clause. The Notary will deliver the corresponding promissory note upon the signing by the Offering Party of the corresponding document of receipt." SECOND: The holder of an authorized copy of the present instrument is empowered to require the registration, sub-registrations and annotations which should take place in the corresponding registries of the competent Conservators of Mines. The appearance of Mr. Jaime Arias Farias, to represent Sociedad de Exploraciones y Explotaciones Mineras Oregon Limitada is shown by a public document of Executor dated the twentieth of February nineteen hundred and ninety, made before the Notary Mr. Jose Luis Gumucio Barros, deputy for Mr. Humberto Santelices Narducci. The appearance of Mr. Cesar Andres Lopez Alarcon to represent "Compania Minera Royal Silver Limitada" and "Royal Silver Mines Incorporated", is shown in the public document dated 9 July 1997, made at the Notary Office of Santiago of Mr. Humberto Santelices Narducci and in the power protocol given by the same Notary under the number 15 dated 9 July 1997, respectively, appearances which are not included by reason of being known to the parties and to the authorizing Notary.- In proof and with prior reading, those who here appeared have signed the present instrument. - In witness of. -


Jaime Arias Farias
National ID No 5.181.076-7
pp. SOCIEDAD DE EXPLORACIONES Y EXPLOTACIONES MINERAS OREGON
LIMITADA



Cesar Andres Lopez Alarcon
National ID No 9.581.126-4
pp.  COMPANIA MINERA ROYAL SILVER LIMITADA